
                                                                   Exhibit 11
                                             INGERSOLL-RAND COMPANY
                                 COMPUTATION OF EARNINGS PER SHARE
                  (In millions of dollars except for shares and per share amounts)

                                               Years  ended  December 31,
                                        1999          1998          1997          1996          1995
Earnings from continuing operations
  applicable to common stock          $544.9        $455.5        $358.6        $324.7        $243.8
Earnings from discontinued operations
   applicable  to  common  stock      $ 46.2        $ 53.6        $ 21.9        $ 33.3        $ 26.5
Net earnings applicable
  to common stock.............        $591.1        $509.1        $380.5        $358.0        $270.3

Average number of common
  shares outstanding..........   163,644,073   163,669,777   163,206,932   161,238,547   159,103,617

Number of common shares
  issuable assuming exercise
  under incentive stock plans..    2,108,724     1,812,035     1,617,803     1,031,137       495,479
Average number of outstanding
  shares for diluted
  earnings per
  share calculations..........   165,752,797   165,481,812   164,824,735   162,269,684   159,599,096

Basic earnings per share from
  continuing operations                $3.33         $2.78         $2.20         $2.01         $1.53
Basic earnings per share from
  discontinued operations              $0.28         $0.33         $0.13         $0.21         $0.17
Basic earnings per
  share.......................         $3.61         $3.11         $2.33         $2.22         $1.70

Diluted earnings per share from
  continuing operations                $3.29         $2.75         $2.18         $2.00         $1.52
Diluted earnings per share from
  discontinued operations              $0.28         $0.33         $0.13         $0.21         $0.17
Diluted earnings per
  share........................        $3.57         $3.08         $2.31         $2.21         $1.69
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Note:  All common share and per share amounts have been adjusted for the 3-for-2 stock split which was made in the form of a stock dividend in August of 1997.